Exhibit 21
Subsidiaries
of Teledyne Technologies Incorporated

	State/Jurisdiction	Fictitious Business Name(s) Used by
Name of Subsidiary	of Incorporation	Subsidiary
Aerosance, Inc.*	Delaware
Ensembles de Precision S.A. de C.V.	Mexico
Isco GmbH	Germany
Isco Holdings, Inc.	Nebraska
RD Technologies (Shanghai) Co., Ltd.**	China
Reynolds Industries Limited	United Kingdom
Teledyne Advanced Pollution Instrumentation, Inc.	California
Teledyne Benthos, Inc.	Massachusetts	Teledyne Taptone
Teledyne Brown Engineering, Inc.	Delaware	Teledyne Brown Teledyne Brown Engineering
Teledyne Brown Idaho, Inc.	Delaware
Teledyne Continental Motors, Inc.	Delaware
Teledyne Controls Simulation Limited	Canada
Teledyne Controls Wichita, Inc.	Delaware
Teledyne Cougar, Inc.	California
Teledyne Energy Systems, Inc.*	Delaware
Teledyne France	France
Teledyne Germany GmbH	Germany
Teledyne Instruments, Inc.	Delaware	Geophysical Instruments Teledyne Test Services Test Services
Teledyne Investment, Inc.	Delaware
Teledyne Isco, Inc.	Nebraska	ISCO
Teledyne Lighting and Display Products, Inc.	Nevada
Teledyne Limited	United Kingdom	Teledyne Controls Flight Data Company
Teledyne Mattituck Services, Inc.	Delaware
Teledyne MGD, Inc.	California
Teledyne Monitor Labs, Inc.	Delaware
Teledyne RD Instruments, Inc.	Delaware
Teledyne Reynolds, Inc.	California
Teledyne Reynolds International, Inc.	California
Teledyne Reynolds Limited	United Kingdom
Teledyne RISI, Inc.	California
Teledyne Singapore Private Limited	Singapore
Teledyne Solutions, Inc.	Alabama
Teledyne Technologies (Bermuda) Limited	Bermuda
Teledyne Technologies International Corp.	Delaware
Teledyne Tekmar Company	Ohio	Tekmar-Dohrmann Teledyne Analytical Services Teledyne Instrument Services Teledyne Leeman Labs

Teledyne Wireless, Inc.	Delaware	Teledyne MEC Teledyne MEC Vacuum Electronics Teledyne Microwave Teledyne Vacuum Technologies
The Flight Data Company***	United Kingdom

*     Majority owned.
**   Company is the process of changing its name to “Teledyne RD Technologies (Shanghai) Co., Ltd.”
*** Company inactive.